Exhibit 10.1

DATE OF LEASE EXECUTION:  January 3, 2007

ARTICLE I

REFERENCE DATA

1.1                               SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:	Farley White Wiggins, LLC

MANAGER:	Farley White Management Company, LLC, or such other manager appointed by Landlord from time to time

LANDLORD’S ADDRESS:
c/o Farley White Interests 155 Federal Street, Suite 1200 Boston, MA 02110 Facsimile Number: 617-482-5509

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Facsimile Number: 617-526-5000

LANDLORD’S CONSTRUCTION REPRESENTATIVE:	Roger W. Altreuter 617-654-9411

TENANT:	Anika Therapeutics, Inc., a Massachusetts corporation

TENANT’S ADDRESS:	Anika Therapeutics, Inc. 160 New Boston Street Woburn, MA 01801 Attention: Charles H. Sherwood

With a copy to:

Goodwin Procter LLP Exchange Place Boston, MA 02109 Attention: David H. Henken, Esq.

TENANT’S CONSTRUCTION REPRESENTATIVE:	Frank Luppino (781) 932-6616 ext. 136

LOT:	The land known and numbered as 32 Wiggins Ave., Bedford, Massachusetts, more particularly described on Exhibit A.

BUILDING AND PREMISES:	The building known and numbered as 32 Wiggins Ave., Bedford, Massachusetts located on the Lot.

RENTABLE FLOOR AREA OF THE BUILDING PREMISES:	134,000 square feet, which the parties agree shall be conclusive for all purposes hereunder

TENANT ACCESS DATE:	The Date of Lease Execution.

TERM COMMENCEMENT DATE:

The earlier of (x) the later of (i) May 1, 2007 and (ii) the date of Substantial Completion of Landlord’s Work, as more particularly described in Section 3.1 and (y) the date Tenant occupies any portion of the Premises for the conduct of business. Promptly upon the occurrence of the Term Commencement Date, Tenant shall, upon Landlord’s request execute and deliver a Memorandum of Term Commencement Date in the form of Exhibit F.

TERM:	Commencing on the Term Commencement Date, a period of ten (10) years, plus six (6) months. The Term may be extended in accordance with the provisions of Section 2.3.

ANNUAL BASE RENT:	From the Commencement Date through the date which is one day prior to the first (1st) anniversary of the Commencement Date: $312,500 per annum, payable in monthly installments of $26,041.67.

From the first (1st) anniversary of the Commencement Date through July 31, 2010: $562,500 per annum, payable in monthly installments of $46,875.

From August 1, 2010 through the date which is one day prior to the fifth (5th) anniversary of the Commencement Date: $837,500 per annum, payable in monthly installments of $69,791.67.

From the sixth (6th) anniversary of the Commencement Date through to the expiration of the Term: $971,500 per annum, payable in monthly installments of $80,958.33.

In the event the Term Commencement Date occurs on a date other than the first day of the month, Tenant shall pay Annual Fixed Rent on the Term Commencement Date, prorated for the number of days between the Term Commencement Date and the last date of the month in which the Term Commencement Date occurs (inclusive of both dates).

SECURITY DEPOSIT AMOUNT:	$206,250

PERMITTED USES:

Subject to compliance by Tenant with local zoning by-laws, general offices, laboratory, medical product manufacturing, research and development, warehousing and any other lawful purpose accessory to the aforesaid principal uses.

COMMERCIAL GENERAL LIABILITY INSURANCE:	$3,000,000 combined single limit per occurrence; $3,000,000 annual aggregate.

BROKERS:	McCall & Almy, Inc. and Cushman & Wakefield

1.2                               EXHIBITS.

The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A	Description of Lot

EXHIBIT B	Plans and Specifications Describing Landlord’s Work

EXHIBIT C	Plans and Specifications describing Landscaping Improvement to be done by Landlord

EXHIBIT D	Rules and Regulations

EXHIBIT E	Form of Tenant Estoppel Certificate

EXHIBIT F	Form of Memorandum of Term Commencement Date

EXHIBIT G	Forms of SNDA

9.3	LANDLORD DEFAULT	37

Article X	MISCELLANEOUS	38

10.1	NO RECORDING	38
10.2	NOTICES FROM ONE PARTY TO THE OTHER	38
10.3	BIND AND INURE	38
10.4	LIMITATION ON LIABILITY	39
10.5	NO SURRENDER	39
10.6	NO WAIVER, ETC.	39
10.7	NO ACCORD AND SATISFACTION	39
10.8	CUMULATIVE REMEDIES	40
10.9	LANDLORD’S RIGHT TO CURE	40
10.10	ESTOPPEL CERTIFICATE	40
10.11	ACTS OF GOD	41
10.12	BROKERAGE	41
10.13	SUBMISSION NOT AN OFFER	41
10.14	APPLICABLE LAW AND CONSTRUCTION	41
10.15	AUTHORITY OF TENANT AND LANDLORD	42
10.16	PRIOR NOTICE TO TENANT OF SALE OF PROPERTY	42
10.17	LANDLORD’S FEES	42
10.18	WAIVER OF SUBROGATION	43
10.19	WAIVER OF JURY TRIAL	43
10.20	SECURITY DEPOSIT	43
10.21	USE OF ROOF	44

INDEX OF DEFINED TERMS

Advance Determination of FMR	Section 2.3.3
Agreed Upon Initial TI Work	Section 3.2
Annual Base Rent	Section 1.1
Appraisal Process	Section 2.3.3
Appraiser	Section 2.3.4
Assumption Document	Section 6.1.6
Building and Premises	Section 1.1
Brokers	Section 1.1
Commercial General Liability Insurance	Section 1.1
Cure Cap	Section 9.3
Default Interest Rate	Section 4.6
Environmental Laws	Section 6.1.3
Estimated Monthly Expense Payments	Section 4.3
Event of Default	Section 9.1
Expenses	Section 4.3
Extension Term	Section 2.3
Fair Market Rent	Section 2.3.2
Force Majeure Events	Section 10.11
Hazardous Materials	Section 6.1.3
Indemnified Parties	Section 6.1.7
Initial Tenant Improvements	Section 3.2
Landlord	Section 1.1
Landlord’s Address	Section 1.1
Landlord’s Construction Representative	Section 1.1
Landlord Default	Section 9.2
Landlord’s Operating Costs	Section 4.2.2
Landlord’s Statement	Section 4.2.1
Landlord’s Work	Section 3.1
Lot	Section 1.1
Manager	Section 1.1
Material	Section 3.1
Original Term	Section 2.3
Parking Spaces	Section 2.1
Permitted Transfer	Section 1.1
Permitted Uses	Section 1.1
Real Estate Taxes	Section 4.2.2
Recognition Agreement	Section 8.1
Removable Installations	Section 3.2
Removed	Section 3.5
Rentable Floor Area of the Building Premises	Section 1.1
Roof Equipment	Section 10.21
Security Deposit	Section 10.20
Security Deposit Amount	Section 1.1

Substantially Complete	Section 3.1
Superior Interest	Section 8.1
Tenant	Section 1.1
Tenant Access Date	Section 1.1
Tenant Delay	Section 3.1
Tenant Indemnified Parties	Section 5.1.7
Tenant’s Address	Section 1.1
Tenant’s Construction Representative	Section 1.1
Tenant’s Property	Section 6.1.13
Tenant’s Rent Notice	Section 2.3.3
Term	Section 1.1
Term Commencement Date	Section 1.1

ARTICLE II

PREMISES AND TERM

2.1                               DESCRIPTION OF PREMISES.

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises.

Tenant shall have, as appurtenant to the Premises, (a) the exclusive right to use all of the parking spaces now or hereafter located on the Lot (“Parking Spaces”), and (b) the right to use portions of the Lot for the installation and storage of equipment, subject to the provisions of Article III hereof.  The parking rights set forth in the preceding sentence are not transferable, except in connection with a valid assignment or sublease as described in Section 6.1.6 hereunder.  Tenant shall not assign its rights to the Parking Spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the Parking Spaces to or by any other person (other than together with a Transfer in compliance with the provisions of Section 6.1.6).

2.2                               TERM.

To have and to hold for a period commencing on the Term Commencement Date (as defined in Section 1.1 hereof) and continuing for the Term, unless sooner terminated as provided herein.  Notwithstanding the fact that the Term shall not commence until the Term Commencement Date, from and after the Tenant Access Date Tenant shall have access to the Premises for the purposes of preparing the Premises for Tenant’s use and occupancy, including constructing the Initial Tenant Improvements, subject to the provisions of Article III, and installing furniture, fixtures, voice and data wiring and equipment, and Tenant shall comply with all of the terms, provisions and conditions of this Lease, other than the obligation to pay Annual Base Rent and Rent on account of Landlord’s Operating Costs and Real Estate Taxes (as defined in Article IV), provided, however, that from and after the Tenant Access Date Tenant shall be responsible for all Landlord’s Operating Costs attributable to trash removal, utilities and other expenses directly attributable to Tenant’s construction activity.  Tenant shall keep Landlord informed of its progress schedule with respect to the Initial Tenant Improvements.  Tenant shall allow Landlord to inspect the Initial Tenant Improvements from time to time.

2.3                               EXTENSION OPTIONS.

2.3.1        Tenant shall have four successive options to extend the Term, the first three such options for an additional period of five (5) years each and the subsequent option for an additional period of six (6) years (each an “Extension Term”), commencing upon the expiration of then current Term referred to in Section 2.2 (the “Original Term”), provided that Tenant shall give Landlord written notice of Tenant’s irrevocable exercise of each such option at least one (1) year prior to the expiration of the then current Term, and provided further that at both the time of the giving such notice and at the time of the commencement of the applicable Extension Term: (a) the Lease is in full force and effect, (b) Tenant has not sublet more than sixty percent (60%) of the area of the Premises (other than a Permitted Transfer (as defined below)) and (c) no Event of Default shall have occurred that remains uncured.  Prior to the exercise by Tenant of such option, the expression “Term” shall mean the Original Term, and after the exercise by Tenant of an extension option, the expression “Term” shall mean the Original Term as it has been extended by one or more Extension Terms.  All the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to each Extension Term, except that (i) Landlord shall not be obligated to undertake any Landlord Work or leasehold improvements or otherwise prepare the Premises for Tenant, (ii) the Annual Base Rent shall be as set forth below, and (iii) in no event shall Tenant have the right to extend the Term for more than four Extension Terms.  If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant.  If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

2.3.2        The Annual Base Rent payable during each Extension Term shall be the amount which is the greater of (i) the Annual Base Rent in effect for the Lease Year immediately preceding the commencement of the Extension Term and (ii) the Fair Market Rent for the Premises, as determined below, as of the commencement of such Extension Term.  If for any reason the Annual Base Rent payable during an Extension Term has not been determined as of the commencement of the Extension Term, until the Annual Base Rent for the Extension Term is determined Tenant shall continue to pay Annual Base Rent payable during the immediately preceding year.  Within thirty (30) days after determination of the Annual Base Rent in accordance with the provisions hereof, an appropriate adjustment, if any, shall be made between Landlord and Tenant.

For purposes hereof, the “Fair Market Rent” shall mean the fair net rent for a comparable lease term commencing on the first day of the applicable Extension Term determined on the basis of then current rentals being charged for newly executed leases and renewals for space of a size, quality and location comparable to the Building in the 128 north area, taking into account, without limitation, the terms of this Lease (other than the Basic Rent), but specifically excluding any incremental value attributable to alterations, additions or improvements to the Premises or Lot made by Tenant (whether in preparation for Tenant’s initial occupancy of the Premises or at any time thereafter).  Fair Market Rent shall be based on the Premises in its “as is” condition and shall take into account inducements (such as “free” rent and tenant fitup allowances) then being offered to prospective tenants in the market described above.

2.3.3        Landlord agrees that if requested in writing by Tenant at any time after the date which is eighteen (18) months prior to the expiration of the then current Term and prior to the time which is seventeen (17) months prior to the expiration of the then current Term, it shall provide to Tenant a non-binding estimate of fair market rent for the period of the next Extension Term, Tenant agrees that Landlord has agreed to do so solely because of and in reliance upon Tenant’s agreement that (a) the provision of such non-binding estimate, and any discussions between Landlord and Tenant and their agents regarding the same, is and shall be an accommodation to Tenant by Landlord which shall not in any circumstance whatsoever create any legal obligation for or liability of Landlord, Tenant hereby irrevocably waiving its right to assert any such obligation or liability, (b) Tenant will not rely upon such non-binding estimate, and (c) Landlord may give a determination of fair market rent pursuant to the procedures hereafter provided for which may vary from any non-binding estimate and any such discussions.

Upon Tenant’s written request given no later than four hundred fifteen days prior the expiration of the then current Term, Landlord shall give Tenant notice of its determination of the fair market rent for the Premises for the applicable period (an “Advance Determination of FMR”) by the later of (i) three hundred ninety five (395) days prior to the expiration of the then current Term and (ii) thirty days after Tenant’s written request.

If Tenant gives notice of exercise of an option, and has not previously been given Landlord’s Advance Determination of FMR pursuant to the immediately preceding paragraph, Landlord shall give Tenant notice of its determination of the Fair Market Rent for the Premises for the applicable period by the later of (i) three hundred thirty-five (335) days prior to the commencement of the applicable Extension Term, or (ii) thirty (30) days after Tenant notifies Landlord of its election to exercise an extension option.  If Tenant disagrees with Landlord’s determination of the Fair Market Rent, Tenant may, by notice given to Landlord (a) at the time of exercise of the extension option if Tenant has previously been given an Advance Determination of FMR by Landlord, (b) otherwise within thirty (30) days after Landlord’s notice of the Fair Market Rent is given (as applicable, “Tenant’s Rent Notice”), elect to have the Fair Market Rent determined by the appraisal process (the “Appraisal Process”) set forth in subparagraph 2.3.4 below, which Tenant’s Rent Notice shall include the name of Tenant’s Appraiser (defined in subparagraph 2.3.4 below).  The Fair Market Rent determination pursuant to Section 2.3 shall be binding on both Landlord and Tenant.  If Tenant does not give a Tenant’s Rent Notice by the time hereinabove required, Tenant shall be deemed to have agreed with Landlord’s determination of the Fair Market Rent for the applicable Extension Term, which determination shall be binding on both Landlord and Tenant.

2.3.4        If Tenant shall timely give a Tenant’s Rent Notice, the following procedures shall apply to such determination:

(a)           Within fourteen (14) days of Tenant’s Rent Notice, Landlord will choose one Appraiser.  “Appraiser” shall mean a disinterested real estate professional of recognized competence in the greater Boston area to determine Fair Market Rent who has at least ten (10) years experience in the leasing or appraising of properties in the Route 128 North area.  If the two Appraisers are appointed by the parties as stated in this Section, such Appraisers shall meet promptly and attempt to set the Fair Market Rent.  If such Appraisers are unable to agree within thirty (30) days after appointment of the second Appraiser, the two Appraisers shall within ten (10) days after the expiration of such 30-day period, appoint a third Appraiser satisfying the above qualifications.  If the two Appraisers cannot agree on a third Appraiser, they shall immediately apply to a court of competent jurisdiction, to select a third Appraiser satisfying the above qualifications.  The third Appraiser, however selected, shall not have acted previously in any capacity for either Landlord or Tenant.  If either Landlord or Tenant fails to appoint an Appraiser within the allotted time, and such failure continues for ten (10) business days after written notice given to the failing party, the single Appraiser who has been appointed shall determine the Fair Market Rent for the applicable Extension Period.  Each party shall bear the costs of its own Appraiser and one-half of the cost of the third Appraiser.
(b)           The third Appraiser shall conduct his own investigation of the Fair Market Rent, shall consider relevant information supplied to him by Landlord or Tenant, and shall be instructed not to advise either party of his determination of the Fair Market Rent except as follows:  When the third Appraiser has made his determination, which shall occur within thirty (30) days after the selection of the third Appraiser, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third Appraiser to Landlord and Tenant, on which he shall disclose at a meeting his determination of the Fair Market Rent.  Such meeting shall take place in the third Appraiser’s office unless otherwise agreed by the parties.  After having initialed a paper on which his determination of Fair Market Rent is set forth, the third Appraiser shall place his determination of the Fair Market Rent in a sealed envelope.  Landlord’s Appraiser and Tenant’s Appraiser shall each set forth their determination of Fair Market Rent on a paper, initial the same and place them in sealed envelopes.  Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

In the presence of the third Appraiser, the determination of the Fair Market Rent by Landlord’s Appraiser and Tenant’s Appraiser shall be opened and examined.  If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the Fair Market Rent, the envelope containing the determination of the Fair Market Rent by the third Appraiser shall be destroyed, and the third Appraiser shall be instructed not to disclose his determination.  If either party’s envelope is blank, or does not set forth a determination of Fair Market Rent, the determination of the other party shall prevail and be treated as the Fair Market Rent.  If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third Appraiser’s determination shall be opened.  If the value determined by the third Appraiser is the average of the values proposed by Landlord’s Appraiser and Tenant’s Appraiser, the third Appraiser’s determination of Fair Market Rent shall be the Fair Market Rent.  If such is not the case, Fair Market Rent shall be the average of (a) the Fair Market Rent proposed by the third Appraiser and (b) the Fair Market Rent proposed by either Landlord’s Appraiser or Tenant’s Appraiser, whichever is closest to the determination of Fair Market Rent by the third Appraiser.

ARTICLE III

CONSTRUCTION

3.1                               DELIVERY OF PREMISES; LANDLORD WORK.

Tenant acknowledges that Tenant has had an opportunity to inspect the Premises.  The Premises shall be delivered to Tenant “As Is,” “Where Is” with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant, except that Landlord shall, at its sole cost and expense, promptly commence and diligently prosecute to completion, in a good and workmanlike manner, (a) the work on the exterior of the Building and on the Lot described in the schematic plans and specifications listed in Exhibit B, and (b) repair of the existing roof leak in “Building B” (collectively, “Landlord’s Work”), Landlord hereby agreeing to use diligent efforts to complete Landlord’s Work by May 1, 2007.  During construction of Landlord’s Work, Landlord shall use reasonable efforts to protect the Building envelope and interior portions of the

Building and shall be responsible for any damage resulting from the freezing of pipes and damage to existing improvements Tenant intends to retain other than improvements adjacent to Landlord’s Work.

Landlord shall provide to Tenant copies of the final working drawings for Landlord’s Work, which shall be consistent with the schematic plans and specifications listed in Exhibit B, prior to commencement of Landlord’s Work.  Landlord shall not make any material change in the scope of work described in the plans and specifications listed in Exhibit B, or in the final working drawings and specifications without Tenant’s consent, which consent shall not be unreasonably withheld or delayed.  Tenant acknowledges that field conditions may necessitate minor changes in such scope or final working drawings and specifications.  For purposes of this paragraph, “material” shall mean any change in the location, size or elevation of windows and openings, any change in color or type of materials, but not any change in the identity of a manufacturer which provides materials of equal quality to those specified in Exhibit B.

Such Landlord’s Work shall be deemed to be “Substantially Complete” when it is complete except for punch list and similar minor items, the failure of which to be complete does not materially interfere with Tenant’s ability to use and enjoy the Premises and Tenant’s appurtenant rights, provided that if Tenant or its agents or contractors interfere with or delay the completion of Landlord’s Work (“Tenant Delay”), such work shall be deemed to be Substantially Complete on the date it would have been so complete but for such interference or delay, provided that no such Tenant Delay shall be claimed for any period of time prior to the date that Landlord delivers written notice to Tenant describing the claimed delay.  Upon Landlord’s written notice to Tenant that Landlord’s Work has been Substantially Completed, Landlord and Tenant shall jointly inspect the Premises to generate a punch list of items to be completed, and the estimated time for completion, all of which Landlord shall use diligence to complete within thirty (30) days or such earlier time as the parties may otherwise agree.

Landlord and Tenant shall reasonably cooperate with each other and shall cause its contractors to cooperate with each other to allow Tenant to commence demolition work and thereafter installations as part of the Initial Tenant Improvements from and after the Tenant Access Date, Tenant recognizing, however that the Building will not be weather-tight while Landlord’s Work is being undertaken.  Such cooperation shall include establishment of a schedule of target dates for achievement of elements of Landlord’s Work and the Initial Tenant Improvements, reasonably satisfactory to Landlord and Tenant.  However, Tenant shall be obligated not to interfere with or delay the completion of Landlord’s Work as aforesaid and to cause its contractors to work in harmony with any contractors doing Landlord’s Work, and may not require schedule milestones unacceptable to Landlord or its contractor, the parties having provided elsewhere in this Lease for deferral of the commencement of Annual Base Rent and abatement of Annual Base Rent as the remedies to Tenant in the event of delay in the completion of Landlord’s Work and any resulting delay in the time when Tenant may commence or complete the Initial Tenant Improvements.  Upon mutual agreement upon such milestone dates, Landlord and Tenant shall use commercially reasonable efforts to prosecute their respective work in accordance with such schedule.  Notwithstanding the foregoing, if Landlord’s Work has not been completed by July 1, 2007, Landlord shall cause its contractor to cooperate with Tenant’s contractor so as to allow Tenant’s contractor to proceed with its installation of Initial Tenant Improvements without material interference from Landlord’s contractor.

In the event Landlord is unable to substantially complete the Landlord’s Work by May 1, 2007, subject to Tenant Delay, the Term Commencement Date shall be delayed until Landlord is able to substantially complete Landlord’s Work, or sooner pursuant to clause (y) of the definition of Term Commencement Date.  Landlord agrees to continue to use diligent efforts to complete the Landlord’s Work, but Tenant shall have no right to terminate this Lease if Landlord fails to complete the Landlord’s Work by such date.  In the event the Term Commencement Date does not occur by August 15, 2007 except and to the extent attributable to Tenant Delay, upon the Term Commencement Date Tenant shall receive an abatement of Annual Base Rent next coming due for the number of days between August 15, 2007 and October 31, 2007 that the Term Commencement Date has not occurred, and in the event the Term Commencement Date does not occur by November 1, 2007, except and to the extent attributable to Tenant Delay, upon the Term Commencement Date Tenant shall receive an abatement of Annual Base Rent next coming due for a number of days equal to the product of (a) the number of days between November 1, 2007 and the Term Commencement Date multiplied by (b) two.  The remedies provided for in this paragraph shall be Tenant’s exclusive remedies for any failure of Landlord to complete Landlord’s Work.

Landlord also shall make the landscaping improvements to the Lot entrance, at the front of the Building and along the perimeter of the Building and re-seal and re-stripe the parking lot  as shown on plans and specifications listed on Exhibit C, and shall provide a general cleanup of the overall landscaping of the Lot, including the portion of the Lot adjacent to Wiggins Avenue, Landlord shall use diligent efforts to cause such work to be completed by June 1, 2007.

Landlord will also use reasonable efforts to encourage landowners in the vicinity of the Lot to make general landscaping improvements which will improve the overall aesthetics of Wiggins Avenue.

3.2                               PREPARATION OF PREMISES BY TENANT.

Subject to the provisions of this Lease, Tenant shall construct an initial build out of its Premises following the Tenant Access Date for the purposes of preparing the Premises for Tenant’s use and occupancy (such initial construction, in each instance, is referred to as the “Initial Tenant Improvements”).  The Initial Tenant Improvements shall be constructed by Tenant in compliance with the provisions of the Lease, including without limitation Sections 3.2 through 3.5.  Subject to review of plans and specifications as provided in Section 3.5, Landlord hereby agrees that the Initial Tenants Improvements work may, at Tenant’s election (the “Agreed Upon Initial TI Work”) include the following:  (a) construction of a penthouse to be located on the rooftop for the purposes of housing mechanical equipment; (b) relocation of loading docks and facility access doors and/or excavation in front of the existing docks to provide tailboard access to the existing docks; (c) installation of exterior equipment such as two above or below ground solvent storage tanks, liquid nitrogen tanks and stand-by power generators; (d) installation of other exterior amenities such as picnic tables and areas for recreational activities, such as volleyball; and (e) potentially reducing the number of Parking Spaces to accommodate the above.  The portions of the Agreed Upon Initial TI Work described in clauses (c) through (e) above (the “Removable Installations”) shall be subject to the rights of Landlord more particularly described in Sections 3.5 to require the same to be removed at the expiration or termination of the Lease and described in Section 6.1.2 to require the Premises to be restored upon yield up, which in the case of (e) above shall include restoration of any Parking Spaces, but Landlord agrees that it shall not require the removal of the items described in clauses (a) and (b) above.

No delay or failure of the Initial Tenant Improvements to be constructed or completed shall affect the Term Commencement Date or any obligations of Tenant under this Lease unless such delay is due to the gross negligence or willful misconduct of Landlord occurring after substantial completion of Landlord’s Work of which Landlord is given prompt written notice by Tenant.

The Initial Tenant Improvements shall be constructed by Tenant at its sole cost and expense;

3.3                               GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

All construction work required or permitted by this Lease to be performed by Tenant shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot.  Either party may inspect the work of the other at reasonable times upon reasonable prior notice and promptly shall give notice of observed defects.

3.4                               CONSTRUCTION REPRESENTATIVES.

In connection with the parties’ respective rights and obligations under this Article III, each party authorizes the other to rely upon approvals and other actions given or made on such party’s behalf by any person designated as its Construction Representative in Section 1.1 hereof.  Each party may change its Construction Representative by notice to the other.

3.5                               ALTERATIONS AND ADDITIONS.

This Section 3.5 shall apply before and during the Term.  Tenant shall not make any material alterations and/or additions to the Premises except in compliance with plans and specifications first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Alterations and/or additions shall be considered material if they alter any structural or exterior element of the Building, floor slab or foundation, roof drainage, or the electrical services and switchboards, sprinkler system, water service, gas service or sanitary sewer service (not including the distribution of the electrical, sprinkler, water, gas and sewer systems throughout the Building), or convert any sections of so-called “Buildings B and C”, or the second floor of so-called Building A, from office, manufacturing or laboratory use to warehouse use (“Building A” is the most westerly portion of the Building, “Building B” is the middle portion of the Building and “Building C” is the most easterly portion of the Building).  Tenant shall submit to Landlord both paper and electronic versions of plans and specifications whenever it seeks Landlord’s approval thereof or gives notice to Landlord of alterations and additions for which approval is not required.  If Landlord denies any approval, the reason therefore must be stated with specificity and included in the denial so Tenant can make corrective changes, if necessary.  If Landlord grants any approval, it shall state in such approval which alterations and additions must be removed by Tenant upon yield up of the Premises (but Landlord shall not be permitted to approve of the construction of office or warehouse space and also require that the same be removed upon yield up of the Premises), and if it fails to so state it shall be deemed to have agreed that such alterations and additions shall remain a part of the Premises upon yield up.  If Landlord shall fail to respond in the manner required hereunder to an initial request for consent within 10 business days, or fails to respond within five business days to a subsequent request regarding changes to previously submitted plans, in each case if the plans are plainly marked or designated in bold type as submitted for Landlord’s approval, Landlord’s consent shall be deemed given upon the condition that the alterations and additions shall remain as part of the Premises upon yield up of the Premises.

Regardless of whether approval is required for any alteration or addition, Tenant shall provide advance written notice to Landlord of any alteration or addition it is undertaking, other than minor cosmetic work such as painting and patching, the cost of which is less than Fifty Thousand ($50,000) Dollars (in 2007 dollars).  Landlord agrees that it will, upon request prior to the installation of any alteration and addition for which Landlord’s approval is not required, specify whether any alteration or addition for which Landlord’s approval is not required must be removed by Tenant upon yield up of the Premises.  If Tenant does not make such a request, Landlord will advise Tenant prior to the end of the Term whether such alteration or addition must be removed.

Landlord’s approval of any plans or specifications shall not be deemed its opinion that the plans and specifications or the work depicted thereon comply with any or all applicable laws, ordinances, regulations or orders of governmental authorities or requirements of insurers of the Building and the Lot.  At Landlord’s request, Tenant will cause its architect to certify that its plans and specifications and the work depicted thereon (regardless of whether Landlord’s approval therefore is required) comply with such laws, ordinances, regulations and orders of governmental authorities.  After Landlord has approved plans and specifications, Tenant may not permit any material changes thereto without Landlord’s consent, which shall be given in accordance with the provisions of the second sentence of this Section 3.5.  Except with respect to the Initial Tenant Improvements, Tenant shall pay Landlord’s reasonable out of pocket costs of reviewing or inspecting any proposed material alterations and/or additions and the plans therefore, such as costs and fees of third party consultants hired by Landlord.  No construction management fee shall be claimed by Landlord in connection with any alterations or additions to be performed by Tenant.  All alterations and additions, including without limitation the Initial Tenant Improvements, shall remain a part of the Premises at the end of the Term, other than those alterations and additions which Landlord has required to be removed in accordance with the terms of this Lease.  For purposes of this Lease, “removed” shall mean removal of the alterations and additions to return the Premises or applicable portion thereof to a shell condition, with bare concrete floors and lighting, and in compliance with building and other codes and legal requirements.  Tenant shall be responsible for any damage to the Building caused by the malfunction of its equipment or the removal of its property as aforesaid.

All of Tenant’s alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall not cause any damage to the Building or interference with Building construction or operation, and, except for installation of furnishings, equipment and telephone systems, shall be performed by contractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby approves The Richmond Group as Tenant’s contractor for the Initial Tenant Improvements.  Tenant shall cause its contractors to work in harmony with any other contractors doing work at the Building, including the contractors doing Landlord’s Work.

Landlord may post any notices it considers necessary to protect it from responsibility or liability for any alteration, addition or other work by Tenant, its agents, employees, or independent contractors, and Tenant shall give sufficient notice to Landlord to permit such posting.  Before sending any material alteration or addition work out for bid to contractors, Tenant shall provide Landlord with a list of proposed contractors for Landlord’s review; Landlord shall have seven (7) business days to approve or disapprove such contractors (which approval shall not be unreasonably withheld or delayed); if Landlord does not so timely approve, such contractors shall be presumptively deemed approved by Landlord.  Before commencing any work Tenant shall: secure all licenses, governmental approvals and permits necessary therefore and ensure that the same comply with all laws, ordinances, codes, regulations and orders of governmental authorities, including without limitations the Americans with Disabilities Act and requirements of the Massachusetts Architectural Access Board; deliver to Landlord a statement of the names of all its contractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor and subcontractor to carry (i) workers’ compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees, (ii) commercial general liability insurance with such amounts as Landlord may reasonably require, Landlord and Tenant hereby agreeing that the following minimum are reasonable as of the date hereof:  a combined single limit of $2,000,000 per occurrence for any general contractor and $1,000,000 for any subcontractor, (all such insurance to be written in companies reasonably approved by Landlord and naming Landlord, Manager and Tenant as additional insureds), and to deliver to Landlord, certificates of all such insurance naming Landlord, Manager and Tenant as additional insureds as their interests may appear with respect to commercial general liability coverage.  Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, any cost, claim or liability arising from any work done on the Premises by Tenant, its agents, employees or independent contractors, and immediately (following actual notice thereof) to discharge or bond off any liens for labor or materials performed or furnished in connection therewith which may so attach.  Tenant shall be solely responsible for the effect of any alterations, additions or other work on the Building’s structure and systems, whether or not Landlord has consented thereto.  Upon completion of any material alteration or addition, Tenant shall provide Landlord with a complete set of reproducible “as built” plans therefor, which may consist of a mark-up of any plans previously prepared for such work showing actual construction.

ARTICLE IV

RENT

4.1                               RENT.

Tenant agrees to pay rent to Landlord at the address set forth in Section 1.1 without any offset or reduction whatsoever, except as may be provided in Article V and Article VII, equal to 1/12th of the Annual Base Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Term Commencement Date; and for any portion of a calendar month which includes the Term Commencement Date or at the end of the Term, at the proportionate rate payable for such portion, in advance.  The obligations of Tenant in this Article IV are independent covenants and Tenant shall have no right to withhold or abate any payment of Annual Base rent, additional rent or other payment, or to set off any amount against the Annual Base Rent, additional rent or other payment then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of its obligations in this Lease, except as expressly provided in Article VI.

4.2                               OPERATING COSTS AND REAL ESTATE TAXES.

4.2.1        Landlord’s Operating Costs.  Tenant shall pay to Landlord, as additional rent, all of Landlord’s Operating Costs attributable to the Term of this Lease, on or before the thirtieth (30th) day following receipt by Tenant of Landlord’s Statement (as defined below).  Within one hundred twenty (120) days after the end of each calendar year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to Landlord’s usual accounting practices, which shall be in accordance with generally accepted accounting practices, showing for the preceding calendar year or fraction thereof, as the case may be, “Landlord’s Operating Costs” together with Real Estate Taxes (as defined in Section 4.2.2 hereof).

Landlord’s Operating Costs shall mean the reasonable costs incurred by Landlord in:

(1)           Maintaining, repairing and operating the Building, including the exterior of the Building including its roof and structural elements, the parking lot, and the Lot,

(2)           Providing snow removal and landscaping for the Lot;

(3)           premiums for insurance (including, without limitation, all-risk commercial property, rental value, and liability insurance, and insurance required to be carried by any mortgage lender), and deductible amounts thereunder (to the extent otherwise permitted or required under this Lease), excluding any premiums for insurance on portions of the Property that Tenant is required to insure under this Lease, including without limitation the Initial Tenant Improvements and any alterations or additions undertaken by Tenant;

(4)           a management fee to a property manager (“Manager”) not in excess of the lesser of (a) three percent (3%) of gross income from the Property or (b) commercially reasonable third party charges for comparable facilities, it being agreed that management may be provided by Landlord, or an affiliate thereof;

(5)           payments under service contracts for any of the foregoing.

If Landlord installs a new or replacement capital item in order to comply with a legal requirement or interpretation thereof first arising after the date of this Lease, or for the purposes of reducing Operating Costs, the cost thereof as reasonably amortized by Landlord over the useful life of the item together with interest at the rate of interest actually charged to Landlord for borrowing funds to finance such item, (or the prevailing market interest rate Landlord reasonably determines would have been charged if Landlord does not finance such item) on the unamortized amount, shall be included in Landlord’s Operating Costs, except that the amortized amount of any capital expense for the purpose of reducing Operating Costs shall be limited by the amount of actual savings achieved each year.

If Landlord leases any items of capital equipment which is intended to reduce expenses which would otherwise be included in Operating Costs, or is for the purpose of complying with a legal requirement or interpretation thereof first arising after the date of this Lease, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Costs for the year in which they were incurred, except that the rentals and other costs incurred for the purpose of reducing Operating Costs shall be limited by the amount of actual savings achieved each year.

Landlord’s Operating Costs shall exclude the following:

(1)                                  Real Estate Taxes;

(2)           the interest and amortization on mortgages for the Building and the Lot or leasehold interests therein;

(3)           ground rent; depreciation on the Building or equipment or systems therein;

(4)           costs in connection with leasing, releasing, or subleasing space at the Building (including but not limited to legal fees and brokerage commissions);

(5)           costs incurred in connection with the sale, financing or refinancing of the Building and/or the Lot;

(6)           the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or by any other third party or any tenant (including Tenant); costs incurred in enforcing leases against other tenants;

(7)           the cost of special services rendered to tenants (including Tenant) for which a special charge is made.

(8)           Salaries or benefits for Landlord’s executives and employees;

(9)           Capital expenditures except as expressly provided above;

(10)         Advertising and promotional expenditures;

(11)         Bad debt loss, rent loss, or reserves of any kind;

(12)         Costs of compliance, fines or penalties incurred by Landlord due to violations of or non-compliance with any applicable legal requirements except to the extent such violation or non-compliance is caused by Tenant, its employees, invitees, agents or contractors;

(13)         Costs incurred in the removal, abatement or other treatment of underground storage tanks or Hazardous Materials present in the Building or on the Property except to the extent attributable to the act or omission of Tenant, its employees, invitees, agents or contractors;

(14)         Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord’s interest in the Building, costs of any disputes between Landlord and its employees, or building managers;

(15)         Lessor’s general overhead and administrative expenses not related to the Building;

(16)         Expenses for any item or service which Tenant pays in full directly to a third party or separately pays in full to Landlord; and

(17)         Costs and expenses for Landlord’s Work.

4.2.2        Real Estate Taxes.  Landlord shall reasonably cooperate with Tenant at Tenant’s request to allow Tenant to cause all Real Estate Tax bills to be put in the name of Tenant so that such bills shall be sent directly to Tenant.  Tenant shall pay directly to the governmental authority charged with the collection thereof prior to the date such sums would be delinquent, all Real Estate Taxes attributable to the Term, and provide evidence of such payment to Landlord promptly thereafter.  Notwithstanding the foregoing, from time to time Landlord may elect for Tenant, in lieu of complying with the immediately preceding sentence, to pay to Landlord, as additional rent, all Real Estate Taxes attributable to the Term on or before the thirtieth (30th) day following receipt by Tenant of Landlord’s Statement.  The term “Real Estate Taxes” as used herein shall mean all taxes, impositions and charges of every kind and nature assessed by any governmental authority on the Lot, Building and improvements, and the reasonable expenses incurred by Landlord in connection with any proceedings for abatement of taxes and assessments with respect to any calendar year or fraction of a calendar year; which Landlord shall become obligated to pay because of or in connection with the ownership and operation of the Lot, Building and improvements, together with installments and interest on assessments for public betterments or public improvements (Landlord hereby agreeing to elect to pay any such assessments over the maximum period of time allowed by law), subject to the following: There shall be excluded from Real Estate Taxes all income taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “Real Estate Taxes.”  Tenant, at its sole cost and expense, shall be entitled to seek an abatement from time to time of any Real Estate Taxes for which it is responsible, and Landlord agrees that, it shall upon Tenant’s written request reasonably cooperate with Tenant in connection therewith, provided that Tenant shall reimburse Landlord for its reasonable out of pocket costs therefor.

4.2.3        Landlord’s Estimates at End of Term.  Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best estimate of the items otherwise includable in Landlord’s Statement and shall be made no later than thirty (30) days after Landlord delivers such estimate to Tenant, with an appropriate payment or refund to be made upon submission of Landlord’s Statement.

4.3                               ESTIMATED PREMISES EXPENSE PAYMENTS AND EXAMINATION RIGHTS.

With respect to each calendar year or fraction thereof during the Term, Tenant shall pay, as additional rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly payments (hereafter, “Estimated Monthly Expense Payments”) of Landlord’s Operating Costs and Real Estate Taxes (collectively, “Expenses”) for which Tenant will be liable, equal to 1/12th of Landlord’s estimate of such Expenses for the respective calendar year, with an appropriate additional payment (or credit by Landlord against Tenant’s future payments of Expenses or, if at expiration of the Term, promptly refunded to Tenant) to be made within thirty (30) days after Landlord’s Statement is delivered to Tenant.  Landlord may reasonably adjust such Estimated Monthly Expense Payments from time to time and at any time during a calendar year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord’s written notice thereof, (provided it receives at least thirty (30) days’ advance notice), the adjusted Estimated Monthly Expense Payment.

Landlord agrees to make its books and records relating to Landlord’s Operating Costs and Real Estate Taxes available for examination during normal business hours upon reasonable notice by Tenant and its representatives; provided that any such examination shall be by Tenant’s employees or by third parties not compensated on a contingent fee basis, shall be at Tenant’s sole cost and expense, and shall be conducted with respect to any particular fiscal year pursuant to a notice sent by Tenant not later than one hundred eighty (180) days following delivery of Landlord’s Statement with respect to such fiscal year; provided further, that if the examination discloses a discrepancy which the parties agree (or a court of competent jurisdiction determines) involves an overcharge to Tenant, Landlord shall promptly rebate the same to Tenant with interest at the Default Interest Rate.  If Tenant fails to notify Landlord of its desire to conduct such an examination within such one hundred eighty (180) days period, then the calculation of Landlord’s Operating Costs and Real Estate Taxes reflected in the Landlord’s Statement shall be final and conclusive for all purposes.  Also, if the examination discloses a discrepancy which the parties agree (or a court of competent jurisdiction determines) involves an overcharge to Tenant of more than five (5%) percent, Landlord shall pay the reasonable expenses incurred by Tenant for such audit.

4.4                               ELECTRICITY; UTILITIES

Commencing on the Commencement Date, but subject to the provisions of Section 2.2, Tenant shall pay all electric, water, sewer, gas, telecommunications, telephone, and other utility charges for the Building, the Premises and the Lot directly to the applicable utility company before they become delinquent, and upon Landlord’s request shall provide evidence of such payment to Landlord.  Tenant shall make arrangements for its own telephone, telecommunications and other utility service, using the existing connection to the Building and Landlord shall cooperate with Tenant in such effort, provided that, if for any reason Landlord receives the bill therefor, Tenant shall pay for all charges for utility consumption in the Building, the Premises and the Lot, but without mark-up above actual cost, within thirty (30) days of Landlord’s invoice therefor.

Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s reasonable control.

4.5                               CHANGE OF FISCAL YEAR.

Upon at least 30 days prior written notice to Tenant, Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change all items referred to in this Section 4.5 shall be appropriately apportioned and Landlord shall provide Tenant with any reasonably available backup information and calculations performed by Landlord.  In all Landlord’s Statements rendered under this Section 4.5, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto.  All Landlord’s Statements shall be prepared on a cash basis of accounting.

4.6                               PAYMENTS.

All payments, fees, charges or other monetary obligations due from Tenant to Landlord under this Lease (other than Annual Base Rent) shall constitute additional rent.  All payments of Annual Base Rent and additional rent shall be made to Manager, or to such other person as Landlord may from time to time designate.  If any installment of Annual Base Rent or additional rent is not paid within five (5) days after the due date thereof, more than once in any twelve month period, Tenant shall pay to Landlord, as additional rent, a late fee equal to four percent (4%) of the past due amount.  Additionally, if any installment of Annual Base Rent or additional rent is paid more than ten (10) days after the due date thereof, at Landlord’s election, it shall bear interest at a rate equal to the prime rate (as published from time to time by The Wall Street Journal as the prime rate) plus four percent (4%), or if less, the maximum amount permitted by law (the “Default Interest Rate”) from such due date, which interest shall be immediately due and payable as further additional rent.

Article V

LANDLORD’S COVENANTS

5.1                               LANDLORD’S COVENANTS DURING THE TERM.

Landlord covenants during the Term:

5.1.1        Building and Lot Services.  To provide snow removal and landscape maintenance to the Lot, the cost of which shall be part of Landlord’s Operating costs.  Landlord will meet with Tenant upon its request to discuss operational requirements, proposed budgets for operating costs for the upcoming year, and any reasonable changes in the scope of services required by Tenant.  Landlord agrees that it will bid out its third-party service contracts (other than building management services) and Tenant shall have the right to consent to the bid to be accepted, such consent not to be unreasonably withheld or delayed.

5.1.2        Tenant Access.  To permit Tenant to have access to the Building twenty-four (24) hours a day, three hundred sixty-five (365) days a year.  Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

Tenant may, as part of the Initial Tenant Improvements, install a card access or other security system.  Tenant acknowledges and agrees that any existing or additional security system, while intended to deter crime may not in given instances prevent theft or other criminal acts, and that Tenant has not requested that the Building be provided with a security guard or service.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises unless due to the gross negligence or willful misconduct of Landlord.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Building.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

5.1.3        Repairs.  Except as otherwise provided in Article VII, to make such repairs and replacements to the roof and structural elements of the Building, including without limitation, exterior walls, floor slabs, and Lot (including without limitation the parking lot) as may be necessary to keep them in good working order and repair, reasonable wear and tear excepted but expressly excluding the matters which are the responsibility of Tenant under Section 6.1.2.

5.1.4        Insurance.  To maintain such property, rental value, and liability and other insurance as shall be required by any mortgage lender or otherwise as is maintained by similar landlords for comparable properties.  At a minimum Landlord shall maintain (i) “All Risk” or Special Form property insurance including, but not limited to, fire, extended coverage, vandalism and malicious mischief coverage upon the Building (excluding the Initial Tenant Improvements and any alterations or additions undertaken by Tenant), in the full replacement cost thereof with customary deductibles, containing a waiver of any right of subrogation against Tenant, its agents, employees, and representatives which might arise for any reason; (ii) Commercial General Liability Insurance to include personal injury, bodily injury, property damage liability (with a broadening endorsement), premises/operations, blanket contractual liability, in limits not less than Three Million Dollars ($3,000,000.00) per occurrence; the limit can be satisfied through a combination of a primary general liability policy and an umbrella liability policy; (iv) if Landlord has any employees Workers’ Compensation insurance in the amounts required by law; and (v) Rental Interruption Insurance in amounts at least equal to one year of Base Rent and additional rent under this Lease.

5.1.5        Tenant Signage.  To allow Tenant, at its sole cost and expense, subject to Tenant obtaining all governmental permits and approvals and Landlord’s approval (not to be unreasonably withheld, conditioned or delayed) of the design thereof, to install Tenant signage (including Tenant’s corporate name and logo) in two locations on the exterior of the Building and on a new monument sign.  Tenant shall remove any of its signage at the expiration or termination of this Lease.

5.1.6        Quiet Enjoyment.  That Landlord has the right to make this Lease and that Tenant provided Tenant is not in default following any notice and any opportunity to cure expressly provided for herein shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

5.1.7        Landlord’s Indemnity.  To defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, member, trustee, stockholder, officer, director, employee or beneficiary of Tenant (“Tenant Indemnified Parties”) with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from the negligence or willful misconduct of Landlord, its agents, employees, invitees or contractors.

5.1.8        Landlord Waivers.  Landlord agrees from time to time to execute and deliver to Lenders providing financing on Tenant’s equipment and trade fixtures, commercially reasonable forms of so-called “Landlord’s Waivers,” or similar documents waiving any Landlord’s lien on such equipment and trade fixtures which are pledged to such lenders as collateral.  Tenant shall reimburse Landlord for its reasonable legal and other out of pocket expenses in connection with any request for Landlord to execute any such document.

5.2                               INTERRUPTIONS.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, the Lot, or any common facilities appurtenant thereto.  In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause beyond Landlord’s reasonable control, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system by reason of accident or emergency or until routine or other maintenance or repairs have been completed, provided and on condition that, except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage, will coordinate such stoppage for a time that is reasonably acceptable to Tenant, and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Article VI

TENANT’S COVENANTS

6.1                               TENANT’S COVENANTS DURING THE TERM.

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1        Tenant’s Payments.  To pay when due (a) all Annual Base Rent on a monthly basis on the first day of each month and all additional rent, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including, without limitation, Tenant’s fixtures and equipment) regardless to whomever assessed, and (c) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge.  All charges, fees, monetary obligations and other amounts payable by Tenant under this Lease other than Annual Base Rent shall constitute “additional rent” hereunder.

6.1.2        Repairs and Yielding Up.  Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises, the Building and the Lot (including without limitation HVAC and other building systems, elevators, generators, UPS Systems and any equipment installed by Tenant, interior and exterior windows, fixtures and interior walls, floors, ceilings and doors) in good order, repair and condition, reasonable wear and tear and damage by fire or other casualty excepted.  In connection therewith, Tenant shall either (a) keep in force and effect throughout the Term commercially customary maintenance contracts for the Building’s HVAC system with reputable third party service providers, and provide current copies thereof to Landlord, or (b) maintain such system with its own staff pursuant to a maintenance schedule and in accordance with maintenance standards equivalent to what would have been provided under such contracts, and provide Landlord with copies of such schedule on an annual basis and evidence of such maintenance as Landlord may reasonably request.

At the expiration or termination of this Lease peaceably to yield up the Premises in such order, repair and condition, first removing all goods and effects of Tenant and, to the extent and in the condition required by Section 3.5, any alterations and additions, and repairing all damage caused by such removal and leaving them clean and neat and free from trash and debris.

6.1.3        Occupancy and Use.  To use and occupy the Premises only for the Permitted Uses; not to injure or deface the Building or the Lot to keep the Premises clean and in a neat and orderly condition; and not to permit in the Building any use thereof which is improper, offensive or contrary to law or ordinances, or creates a nuisance or that invalidates or increases the premiums for any insurance on the Building or its contents; not to dump, flush, or in any way introduce any Hazardous Materials into the sewage or other waste disposal system serving the Premises, and not to use or permit the use of any Hazardous Materials in or on the Premises or the Lot except in accordance with Tenant’s normal business practice and in compliance with all applicable Environmental Laws; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law on the Premises, the Lot or any common facilities appurtenant thereto; and to cause the interior of the Premises to comply with the Americans with Disabilities Act; to comply with all laws, regulations and orders of governmental authorities, including without limitation those relating to zoning, building, fire, health and safety, applicable to Tenant’s particular use of the Premises, the Lot or any common facilities appurtenant thereto.  As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any toxic mold, asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (“RCRA”); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986) (“SARA”); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. (“TSCA”); Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E; Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; or any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as the “Environmental Laws”).  Upon written request from Landlord, Tenant shall provide to Landlord on an annual basis, a management plan listing all Hazardous Materials it keeps and maintains and Tenant’s procedures for handling the same in compliance with law.  Tenant shall immediately notify Landlord of any spill or release of Hazardous Materials that is reportable to applicable authorities under Environmental Laws and shall in all cases remedy such spill or release in compliance with Environmental Laws.  At the expiration or termination of this Lease, Tenant shall provide to Landlord at Landlord’s request, an environmental site assessment reasonably satisfactory to Landlord prepared by a Massachusetts Licensed Site Professional, and a decommissioning report prepared by an industrial hygienist reasonably satisfactory to Landlord, each identifying any Hazardous Materials in or about the Premises or the Lot, and Tenant shall be responsible for the remediation thereof in compliance with law except to the extent the presence of such Hazardous Materials was not caused by Tenant, its agents, employees, invitees or contractors.  If Tenant discovers the presence of any Hazardous Materials in violation of Environmental Laws in the course of performing Initial Tenant Improvements, it shall promptly advise Landlord and Landlord shall be responsible for remediation and removal thereof to the extent required by, and in compliance with, Environmental Laws.

6.1.4        Rules and Regulations.  To comply with the Rules and Regulations set forth in Exhibit D and all other Rules and Regulations reasonably acceptable to Tenant of which Tenant has been given prior written notice, for the care and use of the Building and the Lot and their facilities and approaches.  In the event any rule or regulation set forth in Exhibit D or hereafter promulgated by Landlord is inconsistent with the terms of this Lease, the terms of this Lease shall prevail.

6.1.5        Safety Appliances.  To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and to procure all licenses and permits required because of Tenant’s specific use, and to do any work so required, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.  Tenant shall also comply with the requirements of all laws, orders and regulations of all governmental authorities, Federal, State or Municipal, having jurisdiction over the Premises or Building or the operation of Tenant’s business.

6.1.6        Assignment and Subletting.

(a)           Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a “Transfer” and the other party with whom Tenant undertakes such act being referred to herein as a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed as hereinafter provided.  Notwithstanding the foregoing, Landlord may refuse consent in its sole discretion (a) to any Transfer to any governmental or quasi-governmental authority or agency, to any entity in connection with use by or affiliation with a foreign government, or to an entity for the provision of social or clinical services, or (b) any Transfer in connection with a proposed use other than the Permitted Use.  In all other cases, Landlord agrees that it shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Premises by Tenant, pending Landlord’s satisfactory review of the information to be supplied by Tenant regarding, among other matters, all material terms of the proposed Transfer, the proposed Transferee’s creditworthiness, and its intended use of the Premises.  Any request by Tenant for such consent shall be in writing and shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, reasonable information as to its financial condition and prospects, and all material terms and conditions of the proposed Transfer.  Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests.  Tenant shall reimburse Landlord for its reasonable legal and other out of pocket expenses in connection with any request for consent.  Tenant may without Landlord’s consent (A) assign its entire interest under this Lease to a successor to Tenant by purchase of all or substantially all of the stock or assets of Tenant, or by corporate merger, and (B) assign this Lease or sublet all or a portion of the Premises to an entity controlling, controlled by or under common control with Tenant or permitted successor thereto (but such consent shall be required if at any time such entity is no longer controlling, controlled by or under common control with the originally named Tenant or any permitted successor thereto), provided in all cases under (A) and (B) that all of the following conditions are satisfied and provided an Assumption Document (hereafter defined) is executed by the assignee and delivered to Landlord (a “Permitted Transfer”):  (i) Tenant is not in default under this Lease following any applicable notice and cure period, (ii) Tenant’s successor in the case of sale or merger or reorganization, shall own all or substantially all of the assets or the stock of Tenant; (iii) Tenant’s successor in the case of sale or merger, shall have a net worth which is at least equal to Tenant’s net worth immediately prior to the assignment, and (iv) Tenant shall give

Landlord written notice at least twenty (20) days prior to the effective date of the proposed transaction.  Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied.

(b)           Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein.  No Transfer (including without limitation a Permitted Transfer and any Transfer subsequent to a prior Transfer) shall affect the continuing primary liability of Tenant (including without limitation the originally named Tenant and any successor), which continuing primary liability shall be joint and several with each Transferee.  No consent to any Transfer in a specific instance shall operate as a waiver in a subsequent instance. No Transfer shall be binding upon Landlord or its successors, unless Tenant shall deliver to Landlord a recordable instrument satisfactory to Landlord (an “Assumption Document”) containing a covenant of assumption of all of the obligations of Tenant hereunder by the Transferee running to Landlord and all persons claiming by, through or under Landlord, provided that Landlord shall be under no obligation to recognize any subtenant upon termination of this Lease.  The Transferee’s failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder.  Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises.  With respect to any Transfer other than a Permitted Transfer, Landlord shall be entitled to receive fifty percent (50%) of any consideration, however realized, which is received by Tenant on account of such Transfer in excess of the Annual Base Rent and additional rent reserved in this Lease applicable to the space being Transferred, after deducting therefrom all reasonable and customary expenses (including but not limited to brokerage fees, rental concessions, fit-up expenses including costs of constructing, demising walls, architectural fees and attorneys’ fees) directly incurred by Tenant attributable to the Transfer.  The provisions of this paragraph (b) apply equally to Permitted Transfers and Transfers for which Landlord’s consent is required.
(c)           Landlord Option.
(1)           Right to Cancel.  Notwithstanding any contrary provision of this Section 6.1.6 in connection with any proposed Transfer other than a Permitted Transfer, Landlord shall have an option to cancel and terminate this Lease by written notice to Tenant if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet a portion of the Premises in excess of sixty percent (60%) of the Premises (taking into account all existing subleases), to cancel and terminate this Lease with respect to such portion.  Landlord may exercise said option in writing within forty-five (45) days after Landlord’s receipt from Tenant of a request to assign or sublet, and such cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice.  If Landlord fails to exercise its option to cancel within such time period, it shall be deemed to have waived the same.
(2)           Cancellation.  If Landlord exercises Landlord’s option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof, which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.  If this Lease is cancelled as to a portion of the Premises only, (i) Annual Base Rent after the date of cancellation shall be abated on a pro rata basis, and (ii) Landlord shall have the right to construct a demising wall between Tenant’s remaining Premises and the premises for which the Lease was cancelled.  Tenant shall reimburse Landlord as additional rent for the cost to construct such demising wall within ten (10) days following notice from Landlord.
(d)           Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder.
(e)           Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth above shall be void, and shall be a default under this Lease.
(f)            Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises and any such assignment or sublease shall be void unless on both (i) the date on which Tenant notifies Landlord of its intent to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease following any applicable notice and cure period; provided, however, that Landlord shall retain the right to waive the provisions of this Section 6.1.6(f).
(g)           The acceptance by the Landlord of the payment of Annual Base Rent, additional rent or other charges following an assignment, subletting or other Transfer prohibited by this Section 6.1.6 shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other Transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

6.1.7        Indemnity.  To defend, with counsel reasonably approved by Landlord, all actions against Landlord, Manager, any partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord or Manager, holders of mortgages secured by the Premises or the Building or Lot and any other party having an interest in the Premises or the Lot (“Indemnified Parties”) with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature, (a) arising from Tenant’s use and occupancy of the Premises or any activity done or permitted or suffered to be done by Tenant in, on, or about the Premises, (b) arising from any breach or default by Tenant of its obligations under this Lease, (c) arising from any negligence or willful misconduct of Tenant, its agents, employees, invitees or contractors, or (d) arising from the existence, use, generation, storage or disposal of Hazardous Materials (as defined in Section 6.1.3 hereof) on, in or about the Premises, the Lot or any common facilities appurtenant thereto or any surrounding area if the same is caused by Tenant or any agent, employee, contractor, licensee, sublessee or invitee of Tenant, including, without limitation, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to removal of or other remediation respecting any and all such

Hazardous Materials to the extent caused by Tenant, or any agent, employee, contractor, licensee, sublessee or invitee of Tenant.

6.1.8        Tenant’s Insurance.  To maintain the following insurance throughout the Term:  (i) Builder’s risk insurance during any period of construction of alterations and additions by Tenant, including without limitation the Initial Tenant Improvements, and “All Risk” or Special Form property insurance including, but not limited to, fire, extended coverage, vandalism and malicious mischief coverage upon all property owned by Tenant and located in the Building, all Initial Tenant Improvements and any alterations and additions undertaken by Tenant, all in the full replacement cost thereof; (ii) Extra Expense or, if applicable, Business Income Insurance in an amount sufficient to reimburse Tenant for loss of use of the Premises attributable to the prevention of access to the Building or Premises as a result of the perils insured in clause (i) above; (iii) Commercial General Liability Insurance to include personal injury, bodily injury, property damage liability (with a broadening endorsement), premises/operations, blanket contractual liability, in limits not less than Three Million Dollars ($3,000,000.00) per occurrence, inclusive with a deductible not to exceed One Hundred Thousand ($100,000) Dollars; the limit can be satisfied through a combination of a primary general liability policy and an umbrella liability policy; (iv) Workers’ Compensation insurance with limits at least as required by applicable law and Employers Liability insurance with limits of at least $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit for disease; and (v) Business Interruption Insurance as presently carried by Tenant or such higher amounts as Landlord may reasonably require.  The Landlord shall have the right from time to time to require additional insurance or coverages or increase such minimum limits as Landlord may reasonably require, upon notice to the Tenant.

All policies shall be taken out with insurers acceptable to Landlord, in form reasonably satisfactory to Landlord, and shall (i) include Landlord, Manager and any mortgagee of Landlord as additional insureds, as their interests may appear, (ii) be written on an occurrence based form, (iii) contain a waiver of any right of subrogation against Landlord, its agents, employees, and representatives which might arise for any reason, (iv) contain a cross-liability endorsement, (v) contain a provision that any coverage afforded thereby shall  be primary and noncontributing with respect to any insurance carried by Landlord, and any insurance carried by Landlord shall be excess and noncontributing, and (vi) contain an endorsement requiring at least thirty (30) days written notice to Landlord, and any mortgagee of Landlord of which Tenant has been given notice, of any material change, reduction, cancellation or other termination.  Tenant shall provide certificates of insurance in form reasonably satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of such policy.

6.1.9        Tenant’s Worker’s Compensation Insurance.  To keep all of Tenant’s employees working in the Premises covered by worker’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

6.1.10      Landlord’s Right of Entry.  To permit Landlord and Landlord’s agents entry: to examine the Premises at reasonable times upon at least 24 hours advance written notice to Tenant (except in cases of emergency where only notice reasonable under the circumstances shall be required) and to make repairs, alterations, substitutions or replacements of those portions of the Premises the maintenance of which are the responsibility of Landlord hereunder; and to show the Premises to mortgagees, prospective purchasers and prospective tenants (during the last twelve (12) months of the Term only) upon reasonable advance notice and otherwise in accordance with Section 2.1.  In exercising such rights, Landlord shall use reasonable efforts to minimize interference with the normal operation of Tenant’s business.  Landlord, and any third parties entering the Premises at Landlord’s invitation or request, shall at all times observe Tenant’s reasonable rules relating to security on the Premises of which Landlord has been given advance written notice.  Landlord acknowledges that such security requirements may include certain areas of the Premises that will be off-limits and that Landlord will coordinate such access with Tenant so as to provide accompaniment to Landlord by a representative of Tenant at all times.

6.1.11      Loading.  Not to place Tenant’s Property, as defined in Section 6.1.13, upon the second floor of the Premises so as to exceed a rate of one hundred twenty-five (125) pounds of live load per square foot.

6.1.12      Landlord’s Costs.  In case Landlord or Manager shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, Tenant agrees to pay, as additional rent, all reasonable costs, including, without implied limitation, reasonable counsel fees, incurred by or imposed upon Landlord in connection with such litigation, unless and to the extent it is finally determined by a court of competent jurisdiction that there was fault on the part of Landlord or Manager.

6.1.13      Tenant’s Property.  All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant (collectively, “Tenant’s Property”) which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

6.1.14      Labor or Materialmen’s Liens.  To pay promptly when due the entire cost of any work done on the Premises by or for Tenant, its agents, employees or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and, within fifteen (15) days following Tenant’s actual notice thereof, to discharge or bond off any such liens which may so attach.

6.1.15      Changes or Additions.  Not to make any alterations or improvements except in accordance with Article III hereto.

6.1.16      Holdover.  To pay to Landlord during the first thirty (30) days after expiration or termination of this Lease one hundred fifty (150%) percent, and thereafter two hundred (200%) percent, of the greater of (a) the Annual Base Rent and all applicable additional rent (and all other sums otherwise due hereunder) applicable at the end of the Term and (b) the then fair market monthly rent as determined by Landlord for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise.  In addition, if Tenant shall so retain possession of the Premises or any portion thereof for more than thirty (30) days after expiration or termination of this Lease, Tenant shall also pay all expenses and damages incurred or sustained by Landlord on account thereof.  The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

6.1.17      Security.  To indemnify, and save Landlord and Manager harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot or the common facilities appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, the Building, the Lot or such common facilities.

6.1.18      Financial Statements.  During any period of time that the shares of Tenant’s stock are not listed or traded on a national securities exchange, to furnish to Landlord, upon Landlord’s written request given no more than annually, Tenant’s most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements in form customarily prepared by Tenant for its internal purposes, certified by Tenant’s Chief Financial Officer.  Tenant will discuss its financial statements with Landlord upon request.  Tenant agrees that in the event Tenant’s corporate structure is altered through merger, acquisition or the like, such that Tenant becomes a parent, division, or subsidiary of another corporate entity, any and all financial statements delivered by Tenant pursuant to this Section will contain financial information pertaining only to Tenant’s operations and not to any such parent, division, or subsidiary.  The foregoing shall not be deemed to constitute Landlord’s consent to any Transfer or in any way derogate from the provisions of Section 6.1.6.  Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and materially complete when provided, and that no material adverse change has occurred since that date which would render them inaccurate or misleading, and each delivery of financial statements hereunder to Landlord shall be deemed a representation and warranty that such statements are true, correct and materially complete as of the date of delivery to Landlord.  Without limitation of any other obligation under this Lease, the parties agree that this Section 6.1.18 shall apply to each person or entity which is liable to Landlord under this Lease.  Landlord agrees to keep confidential any non-public financial statements provided by Tenant, provided that it may provide copies of the same to its current and prospective lenders, investors and purchasers.

Article VII

CASUALTY AND TAKING

7.1                               CASUALTY AND TAKING.

7.1.1        Substantial damage.  In case during the Term all or any substantial part of the Premises, Building, Lot or common facilities appurtenant thereto, or any one or more of them,

are damaged materially by fire or any other cause (meaning damage of a type that will require longer than 365 days to restore), or by action of the public or other authority in consequence thereof or are taken by eminent domain by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at the election of either party, which may be made, notwithstanding Landlord’s entire interest may have been divested, by notice to the other party within sixty (60) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination.  The determination of the time required to restore shall be made by a contractor selected by Landlord with Tenant’s consent, which consent shall not be unreasonably withheld and shall be deemed given unless Tenant reasonably objects thereto within three (3) business days of receipt of notice thereof.  Rent shall abate to the extent hereinafter provided as of the date of such casualty or taking.

7.1.2        Restoration.  If in any such case the Premises are rendered unfit for use and occupation for the Permitted Uses and the Lease is not terminated, and Tenant is not then in default of any of its monetary obligations or material non-monetary obligations under the Lease following any applicable notice and cure period, Landlord shall, with due diligence, restore the Building to its condition before the casualty or taking (excluding any items installed or paid for by Tenant, including without limitation the Initial Tenant Improvements and any alterations and additions undertaken by Tenant) to the extent permitted by zoning and other codes and regulations and by the net award of insurance or damages available to and actually received by Landlord, plus any applicable deductible, and a just proportion of the Annual Base Rent and additional rent according to the nature and extent of the injury shall be abated until such portion of the Building or such remainder shall have been put by Landlord in such condition, and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Base Rent and additional rent shall be abated for the remainder of the Term.  If neither party elects to terminate this Lease as provided herein, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6.1.15 hereof, including, but not limited to, the repairing and/or replacement of its trade fixtures, alterations and additions, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction.  Tenant agrees to commence the performance of its work when notified by Landlord in writing that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable.

If, for any reason, restoration required by Landlord hereunder is not completed within twelve (12) months after such casualty or taking, as Tenant’s exclusive remedy therefor, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within the fifteen (15) day period following the expiration of such twelve (12) months, in which event this Lease shall terminate thirty (30) days after the date of such notice unless Landlord completes such restoration before the end of such thirty (30) day period.  Such termination right shall be exercised by Tenant, if at all, within fifteen (15) days after the expiration of such twelve (12) month period, and if Tenant fails to exercise such termination right within such twelve (12) month period, Tenant shall be deemed to have irrevocably waived such right.

7.1.3        Temporary Taking.  Notwithstanding any other provision hereof, in the event of any taking of the Premises or any part thereof for temporary use that is less than 180 days, this Lease shall be and remain unaffected thereby and rent shall not abate, provided that Tenant may claim the entire amount of the award for such taking.

7.2                               RESERVATION OF AWARD.

Except as set forth above for a temporary taking, Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building, Lot or common facilities appurtenant thereto and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority.  Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.  It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, (ii) relocation expenses recoverable by Tenant from such authority in a separate action; and (iii) the unamortized value of the Initial Tenant Improvements other than the Removable Installations and any other installations Tenant is required to remove at the end of the Term, provided and only to the extent that, in the case of (i), (ii) and (iii), such damages payable to Tenant do not reduce the award otherwise available to the holder of any mortgage of the Property or the ground lessor, any such holder and ground lessor first being paid so much of the award to which they are entitled, and provided further that any damages to which Tenant shall be entitled shall not exceed the pro rata portion of its claim under (i), (ii) and (iii) in relation to the claim of Landlord for the value of its interest in the Property, in the event that the total award is insufficient to pay to Landlord and Tenant the full value of their respective claims.

Article VIII

RIGHTS OF MORTGAGEE AND GROUND LESSOR

8.1                               PRIORITY OF LEASE.

This Lease shall be subject and subordinate to any mortgage or ground lease (“Superior Interest”) now or hereinafter placed on or affecting the Lot, the Building, or both, or any portion or portions thereof or interest therein, which are separately and together hereinafter in this Article VIII referred to as the “affected premises,” and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of any Superior Interest in any case, provided that Landlord shall obtain from any present or future holder of a Superior Interest on Tenant’s behalf, a customary and commercially reasonable written subordination and recognition agreement which Tenant shall execute and deliver upon Landlord’s request (“Recognition Agreement”), providing that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to such holder, Tenant’s rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term and Tenant shall not be joined by such holder in any action or proceeding to foreclose or terminate thereunder, Tenant agrees that the forms of Recognition Agreement required by Landlord’s current mortgagee and ground lessor attached hereto as Exhibit G are commercially reasonable and satisfactory.

In the event that the holder of any Superior Interest or its successor in title shall succeed to the interest of Landlord, then Tenant shall and does hereby agree to attorn to such holder or successor and to recognize such holder or successor as its Landlord.

Tenant shall execute and deliver any such agreement within ten (10) days after request of Landlord.

Landlord represents and warrants that, as of the date hereof, the only holder of a Superior Interest to this Lease is Eyk van Oterloo, holder of a mortgage on the Premises and First Camelot Limited Partnership, holder of a ground lease on the Lot.

Notwithstanding the foregoing, the holder of any Superior Interest may at its election subordinate its Superior Interest to this Lease without the consent or approval of Tenant.

8.2                               RIGHTS OF HOLDERS OF SUPERIOR INTEREST TO CURE.

No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease or as a matter of law, to be released from Tenant’s obligations hereunder or to terminate this Lease shall result in a release of such obligations or a termination of this Lease unless Tenant first gives written notice of and a specific description of Landlord’s act or failure to act to each holder of a Superior Interest of whom Tenant has been given written notice, if any and such holder fails to cure such default within thirty (30) days after receipt of such notice.  However, if such cure reasonably requires more than thirty (30) days to effect, such holder shall have such additional time as is reasonably necessary in the circumstances, including time to take possession of the Lot and Building, provided such holder is using commercially reasonable efforts to procure a cure.  This Section shall not impose any obligation on any such holder.

Article IX

DEFAULT

9.1                               EVENTS OF DEFAULT.

If Tenant fails to pay any installment of Annual Base Rent when due and such default continues for ten (10) days following written notice from Landlord (provided that no such notice shall be required if notice of default in payment of Annual Base Rent has been given in the preceding twelve month period), or if Tenant fails to pay any installment of additional rent or any other monetary obligation to Landlord when due, and such default continues for ten (10) days following written notice from Landlord, or if any representation or warranty of Tenant is not true in all material respects when made, or if Tenant fails to provide an estoppel certificate or subordination and non-disturbance agreement to Landlord within the time period provided and otherwise in accordance with Sections10.9 and 8.1 hereof, or if Tenant fails to timely procure and maintain any insurance as required by any provision of this Lease, or if Tenant assigns this Lease or subleases any portion of the Premises in violation of Section 6.1.6, or if any other default under this Lease continues for more than thirty (30) days after notice, except that if the default cannot be cured within the thirty (30) day period, it shall not be considered an Event of Default if Tenant commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to seek to effect such cure and in all events cures such default within ninety (90) days after notice; or if Tenant becomes insolvent, fails to pay its debts as they become due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant and not dismissed within sixty (60) days; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant (each of the foregoing being referred to herein as an “Event of Default”); then, and in any such case, or in the case of any other Event of Default so identified in this Lease, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without further notice, at Landlord’s election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, and (2) with due process of law enter and repossess the Premises as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, and (3) pursue any other rights or remedies permitted by law.  Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided.  Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2                               TENANT’S OBLIGATIONS AFTER TERMINATION.

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term as reasonably determined by Landlord.  In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue.  Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums (including without limitation, Annual Base Rent and additional rent) and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated.  In calculating the amounts to be paid by Tenant under the immediately preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord’s customary expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its good faith judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonably judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.  Landlord shall use commercially reasonable efforts to relet the Premises.

In lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (A) the amount of Annual Base Rent and additional rent of any kind accrued and unpaid at the time of termination, plus (B) an amount equal to the Annual Base Rent and additional rent under Article IV which would have come due in the next twelve (12) months.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default provided Landlord commences to cure the default within the thirty (30) day period or such longer period of time as may be reasonable in the circumstances and proceeds diligently thereafter to seek to effect such cure (a “Landlord Default”), Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and, except as expressly set forth in this Lease, no right, for any such default, to offset or counterclaim against any rent due hereunder.

9.3                               LANDLORD DEFAULT.

If Landlord defaults in the performance of any obligation under this Lease, such default continues for a period of thirty (30) days after notice from Tenant of such default (or such longer period of time, not to exceed ninety (90) days in total, as may be reasonably necessary to cure such default provided Landlord commences a cure within said thirty (30) days and diligently prosecutes the same to completion) and such default has a material adverse effect on Tenant’s business operations (a “Landlord Default”), then upon ten (10) days’ written notice (except in an emergency of which Landlord is given written notice and if Landlord fails promptly to respond in the circumstances, where less notice may be appropriate) given by Tenant to Landlord and to the holder of any mortgage whose address has been provided by Landlord to Tenant, Tenant shall have the right to spend up to One Hundred Thousand ($100,000) Dollars (in 2007 dollars) (the “Cure Cap”) in any twelve (12) month period to cure such Landlord Default, and Landlord shall reimburse to Tenant, within thirty (30) days after Landlord receives a written demand from Tenant, any sums expended by Tenant in effecting such cure up to the Cure Cap.  If Landlord fails to so reimburse Tenant within such thirty (30) day period Tenant may set off against Annual Base Rent next coming due up to twenty (20%) percent of each monthly payment of Annual Base Rent to reimburse itself for the amount required to cure such Landlord Default (but in no event more than the Cure Cap).  The rights granted to Tenant under this Section 9.3 are not intended to preclude Tenant from pursuing any other rights and remedies under applicable law, subject to the terms of this Lease.

Article X

MISCELLANEOUS

10.1                        NO RECORDING.

Tenant agrees that it shall not record this Lease, provided that upon request of Tenant Landlord and Tenant shall execute and deliver, and Tenant may record, a notice of this Lease in the statutory form.

10.2                        NOTICES FROM ONE PARTY TO THE OTHER.

All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant’s Address set forth in Section 1.1 or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord’s & Manager’s Address set forth in Section 1.1 or such other addresses as Landlord shall have last designated by notice in writing to Tenant.  Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, three (3) business days after the same is deposited with the U.S. Postal Service, or if delivered to such address by hand, when delivery is first attempted, or if sent by nationally recognized overnight courier service, fees prepaid, on the first business day after the date deposited with such courier service.

10.3                        BIND AND INURE.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership.

10.4                        LIMITATION ON LIABILITY.

10.4.1      The obligations of Landlord do not constitute personal obligations of the trustees, partners, members, managers, directors, officers or shareholders of Landlord or any constituent entity thereof, and Tenant shall not seek recourse against and no judgment will be taken against the trustees, partners, directors, officers or shareholders of Landlord, or any constituent entity thereof or any of their personal assets for satisfaction of any liability with respect to this Lease or otherwise.

10.4.2      Tenant’s sole and exclusive remedy shall be against the Landlord’s interest in the Building and Lot and any sale, condemnation or insurance proceeds thereof.

10.4.3      These covenants and agreements are enforceable by Landlord and all persons or entities described above and shall bind Tenant and its successors and assigns.

10.4.4      In no event shall either party be liable to the other for any incidental, indirect, special or consequential damages, provided that Tenant shall be liable for such damages arising out of its holding over and failure to yield up the Premises upon the expiration of the Term of the termination of this Lease as provided in Section 6.1.16 hereof.

10.5                        NO SURRENDER.

The delivery of keys to any employee of Landlord or to Manager or any employee or agent thereof shall not operate as a termination of this Lease or a surrender of the Premises.  No act by Landlord or Manager or any employee or agent thereof shall be deemed an acceptance of a surrender of the Premises.

10.6                        NO WAIVER, ETC.

The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations.  The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord.  No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7                        NO ACCORD AND SATISFACTION.

No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8                        CUMULATIVE REMEDIES.

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9                        LANDLORD’S RIGHT TO CURE.

If Tenant shall at any time default in the performance of any obligation under this Lease following any applicable notice and cure period (except in cases of emergency), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act as Landlord deems reasonably advisable.  All reasonable sums so paid by Landlord (together with interest at the Default Interest Rate) and all incidental costs and expenses in connection with the performance of any such act by Landlord (together with interest at the Default Interest Rate), shall be deemed to be additional rent under this Lease and shall be payable to Landlord within thirty (30) days of written demand therefor.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10                 ESTOPPEL CERTIFICATE.

Tenant agrees, from time to time, upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit E, or in such other reasonable form as may be requested by Landlord, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail);  the dates to which the Annual Base Rent, additional rent and other charges have been paid; and any other information reasonably requested by Landlord.  Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by Landlord, or any prospective purchaser, mortgagee or ground lessor of premises which include the Premises or any portion thereof or any prospective assignee of any such mortgagee or ground lessor.  Landlord agrees, from time to time, upon not less than ten (10) days’ prior written request by Tenant to execute, acknowledge and deliver to Tenant a similar statement.

10.11                 ACTS OF GOD.

In any case where either party is required to do any act, other than the payment of money, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond Landlord’s reasonable control (“Force Majeure Events”) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time”, and such time shall be deemed to be extended by the period of such delay.

10.12                 BROKERAGE.

Tenant and Landlord each represents and warrants to the other that it dealt with no brokers in connection with this transaction other than the Broker, as designated in Section 1.1, and agrees to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability in the event such representation in false or alleged to be false.  Landlord shall be responsible for paying Brokers a commission for this Lease on the terms and conditions provided in separate written instruments to which each Broker is a party.

10.13                 SUBMISSION NOT AN OFFER.

The submission of a draft of this Lease or a summary of some or all of its provisions, or the acceptance of a letter of intent to lease, does not constitute an offer to lease or demise the Premises or bind the Landlord and Tenant, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease in form satisfactory to Landlord and Tenant, each in its sole discretion, has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.14                 APPLICABLE LAW AND CONSTRUCTION.

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to other persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

There are no oral or written agreements between Landlord and Tenant affecting this Lease.  Landlord has made no representation or warranty regarding the Building, the Premises, the Lot or the subject matter of this Lease.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively.  If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.15                 AUTHORITY OF TENANT AND LANDLORD.

Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that:  (a) Tenant (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation or creation, (ii) has the corporate or other power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, and (iii) has the corporate or other power to execute and deliver and perform its obligations under this Lease, and (b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws or other governing documents of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound.

Landlord represents and warrants to Tenant that it has full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and makes these representations knowing that Tenant will rely thereon.  The execution, delivery and performance of this Lease by Landlord does not conflict with the rights of any third parties under any written agreement which is binding upon Landlord.  The signatory on behalf of Landlord further represents and warrants that he has full right, power and authority to act for and on behalf of Landlord in entering into this Lease.

10.16                 PRIOR NOTICE TO TENANT OF SALE OF PROPERTY.

Landlord agrees that it shall not enter into a binding agreement to sell or assign its interest in the Property (except in connection with any financing or to an entity in which it or any of its members, partners, beneficiaries, shareholders or owners have a direct or indirect interest, or to any affiliate of it or any of the foregoing) without first giving Tenant prior written notice of its intention to do so.  This agreement shall not be construed to obligate Landlord to give to Tenant any right of first refusal, right of first offer or similar right, to provide to Tenant any information regarding any sale, or to obligate Landlord to consider, negotiate or accept any offer to purchase the Property made by Tenant.  This Section shall not be binding upon the holder of any Superior Interest or anyone claiming by, through or under such holder.

10.17                 LANDLORD’S FEES.

Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable out of pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, upon demand.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

10.18                 WAIVER OF SUBROGATION.

Any property insurance carried by either party with respect to the Premises, the Building, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

10.19                 WAIVER OF JURY TRIAL.

LANDLORD AND TENANT AGREE THAT, TO THE EXTENT PERMITTED BY LAW AND BY APPLICABLE POLICIES OF INSURANCE, EACH SHALL, AND HEREBY DOES, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

10.20                 SECURITY DEPOSIT.

Tenant shall deliver to Landlord,  concurrent with Tenant’s execution of this Lease, cash in the amount of the Security Deposit Amount (the “Security Deposit”), which Landlord shall hold as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent,  Landlord may, but shall not be required to, draw upon all or any portion of the Security Deposit for payment of any rent or any other sum in default, or for the payment of any amount that Landlord may spend or may become obligated to spend by reason of Tenant’s default; or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant’s default.  The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law.  The parties agree that Landlord shall not first be required to proceed against the Security Deposit and the Security Deposit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  If any portion of the Security Deposit is drawn upon, Tenant shall, within five (5) business days after written demand therefor, reinstate the Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be an Event of Default under this Lease.  The Security Deposit, or any balance thereof remaining after cure of any default, shall be returned to Tenant within forty-five (45) days following the later of the expiration of the Term or the vacating of the Premises by Tenant.

Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be delivered by Landlord to Landlord’s grantee or transferee.  Upon any such delivery, Tenant hereby releases Landlord herein named of and from any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee with respect thereto.  This provision shall also apply to subsequent grantees and transferees.

Provided that Tenant is not then in default beyond applicable notice and cure periods, if any, the Security Deposit Amount shall be reduced to $68,750 on the third anniversary of the Term Commencement Date .

10.21                 USE OF ROOF.

Tenant shall have the right to use the roof of the Building and building structure required by Tenant from time to time for installation and use of equipment exclusively in connection with its operations in the Premises, including, without limitation, HVAC equipment, microwave dish or other communications radio antenna and associated equipment (“Roof Equipment”).  Tenant shall have no obligation to pay Rent for such right, but Tenant shall, at its sole cost and expense, maintain any Roof Equipment in good condition and repair, and comply with the terms and conditions set forth in this Lease with respect to the installation of the Roof Equipment (including Article III), and the use of the roof and building structure.  Prior to the installation of any Roof  Equipment, Tenant shall notify Landlord of Tenant’s plans with respect to the Roof Equipment along with plans and specifications showing the size, location, height, weight and function for the Roof Equipment, together with copies of any required licenses and permits required from applicable governmental authorities therefore, and if applicable shall comply with the applicable provisions of Article III.  Any roof penetrations shall be subject to the approval of Landlord in its reasonable discretion.  At the expiration or termination of this Lease, Tenant shall remove all Roof Equipment and restore the roof and building structure to the condition it was in prior to the installation of the Roof Equipment, unless Landlord and Tenant otherwise agree.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:

FARLEY WHITE WIGGINS, LLC

By:	/s/ Roger W. Altreuter
Name: Roger W. Altreuter
Title: Manager

TENANT:

ANIKA THERAPEUTICS, INC.

By:	/s/ Charles H. Sherwood
Name: Charles H. Sherwood
Title: CEO
Hereunto duly authorized

EXHIBIT A

Description of Lot

LEGAL DESCRIPTION OF THE LOT

Two certain contiguous parcels of land situated on the westerly side of Wiggins Avenue in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, shown as Lots A.1 and A.2 on a plan entitled “Plan of Land in Bedford, Mass.”  (Middlesex County) for Griffith Realty Corp. dated March 28, 1978, drawn by Joseph W. Moore Co., Inc., Land Surveyors, Civil Engineers, 16 Railroad Avenue, Bedford, Massachusetts, recorded with the Middlesex South Registry of Deeds as Plan No. 737 of 1979 in Book 13735, Page 32, said parcels being more particularly together described as follows:

BEGINNING	at a point on the northeasterly corner of said parcel, said point being on the westerly side-line of Wiggins Avenue at land shown on said plan as now or formerly of Little;
THENCE	running along the westerly sideline of Wiggins Avenue S 09° 39’ 39” E Eight Hundred Forty-Five and 73/100 (845.73) feet to a point;
THENCE	turning and running S 66° 28’ 52” W Six Hundred Ninety-Six and 81/100 (696.81) feet to a point;
THENCE	turning and running N 25° 08’ 08” W Four Hundred Sixty and 88/100 (460.88) feet to a point;
THENCE	turning and running N 44° 55’ 27” Nine Hundred Eight-One and 01/100 (981.01) feet to the point of beginning.

EXCEPTING AND EXCLUDING the land as set forth in Order of Taking by the Town of Bedford dated August 7, 1967 and recorded with said Deeds in Book 11370, Page 284.

EXHIBIT B

Plans and Specifications Describing Landlord’s Work

EXHIBIT C

Plans and Specifications

Describing Landscaping Improvements to be Done by Landlord

EXHIBIT D

Rules and Regulations

A.  The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

B.  Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

C.  Tenant shall not use the Premises: (a) for lodging or for any illegal purposes; (b) to engage in the manufacture or sale of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises; or (d) for any retail use.

D.  No awning or other projections shall be attached to the outside walls or windows.

E.  Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord.

F.  Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

G.  The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

EXHIBIT E

Tenant Estoppel Certificate

Ladies and Gentlemen:

This estoppel certificate and agreement (“Agreement”) is furnished by                            (“Tenant”), a                        organized under the laws of                     , with a principal place of business of                                     .  Tenant understands that                                               (“Landlord”) and                                are relying upon Tenant’s statements and agreements herein in connection with                                                                   .

The Tenant hereby represents and certifies to, and agrees with, Landlord and                                 as set forth below:

1.

A true and complete copy of the Lease between Landlord and Tenant of premises at                                             including, if any, all amendments and modifications, is attached hereto as Exhibit A (the “Lease”). There are no side letters or other arrangements, promises, understanding or commitments between Landlord and Tenant relating to the Lease or the Premises (as defined in the Lease). Tenant has not given Landlord any notice of termination under the Lease.

2.	The Lease has not been assigned, amended or modified in any way, nor have the Premises been sublet in whole or in part, except for the following [if no exceptions are stated, there are NONE]:

.

3.	The Lease is presently in full force and effect according to its terms and is the valid and binding obligation of Tenant. The Lease Term commenced on . The Lease expires on .

4.

Neither Tenant nor Landlord is in default under the Lease nor does any state of facts exist which with the passage of time or the giving of notice, or both, would constitute a default under the Lease, except for the following [if no exceptions are stated, there are NONE]:

.

5.

All conditions and obligations under the Lease to be satisfied or performed by Landlord as of the date hereof (including, without limitation, all work, if any, to be performed by Landlord in the Premises or the Property) have been satisfied and performed to the satisfaction of Tenant, and all contributions, if any, required to be paid by Landlord under the Lease to date for improvements to the Premises have been paid except as hereafter stated [if no exceptions are stated, there are NONE]:

.

6.

Tenant is in possession of the Premises and is fully obligated to pay and is paying the rent and other charges due under the Lease and is fully obligated to perform and is performing all of the other obligations of Tenant under the Lease, except as hereafter stated [if no exceptions are stated, there are NONE]:

.

7.

The Lease does not provide for any payments (including, without limitation, rent credits) by Landlord to Tenant which are presently due and payable, or which are due and payable in the future, except as hereafter stated [if no such payments or credits are stated, there are NONE]:

.

8.

There are no existing defenses, offsets, counterclaims or credits which Tenant has against the enforcement of the Lease by Landlord or the obligation of Tenant to pay Annual Base Rent and additional rent, except as hereafter stated [if no exceptions are stated, there are NONE]:

.

9.

The Annual Base Rent currently being paid under the Lease is $                  per month ($              per annum). All Annual Base Rent, additional rent and other changes by Tenant under the Lease have been paid through and including                      . Except as hereafter stated, no rent has been paid more than one (1) month in advance of the due date and no security or other advance payments have been deposited with the Landlord [if no advance rents or security deposits are stated, there are NONE]:

.

10.

Tenant has no options, rights of first offer or rights of first refusal with respect to extension of the Term, expansion of the Premises, purchase of the Building or otherwise, except as hereinafter stated [if no exceptions are stated, there are NONE]:

.

11.

There are no actions, whether voluntary or otherwise, pending or threatened against the Tenant pursuant to the bankruptcy or insolvency laws of the United States or any similar state laws. Tenant does not currently intend to and is not currently contemplating filing for bankruptcy or similar protection from creditors.

12.	The amount of the Security Deposit currently held under the Lease is .

13.	Tenant has no option or right to purchase the property of which the Premises are a part, or any portion thereof.

14.	The person signing this certificate on behalf of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby legally binding Tenant.

EXECUTED as an instrument under seal as of                            ,         .

TENANT:

By:
Name:
Its:
Hereunto Duly Authorized
Date Executed by Tenant:

ATTEST:

Secretary/Clerk

EXHIBIT F

FORM OF MEMORANDUM OF TERM AND COMMENCEMENT DATE

THIS MEMORANDUM OF TERM AND COMMENCEMENT DATE (the “Memorandum”) is made and entered into this      day of                     , 200  , by and between Farley Wiggins, LLC (“Landlord”), and Anika Therapeutics, Inc. (“Tenant”) with regard to that certain Lease dated                      (the “Lease”) relating to property located at 33 Wiggins Avenue, Bedford, Massachusetts.

Landlord and Tenant agree as follows:

1.  Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth for those terms in the Lease.

2.  Rental Commencement Date.  It is agreed that the Term Commencement date for all purposes under the Lease is                     , and that Annual Base Rent commenced to accrue on that date in the amount of $                    .  The monthly Annual Base Rent is                     .

3.  Termination Date.  It is agreed that the scheduled expiration date under the Lease is                     , subject to Tenant’s extension options set forth in the Lease.

4.  Full Force and Effect.  The parties agree that the Lease is and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the day and year first appearing above.

Landlord

FARLEY WHITE WIGGINS, LLC	ANIKA THERAPEUTICS, INC.

By:	By:
Name		Name
Title:		Title:
Hereunto duly authorized		Hereunto duly authorized

EXHIBIT G

FORMS OF SNDA